United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$1,972,390
Unrealized Gain (Loss) on Market Value of Futures	158,180
Dividend Income	804
Interest Income	252
ETF Transaction Fees	1,050
Total Income (Loss)	$2,132,676

Expenses
General Partner Management Fees	$27,547
Brokerage Commissions	3,826
Prepaid Insurance Expense	424
Non-interested Directors' Fees and Expenses	379
Other Expenses	10,704
Total Expenses	42,880
Expense Waiver	(5,210)
Net Expenses	$37,670
Net Income (Loss)	$2,095,006

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/13	$45,072,621
Additions (100,000 Units)	8,452,878
Withdrawals (100,000 Units)	(8,285,776)
Net Income (Loss)	2,095,006

Net Asset Value End of Month	$47,334,729
Net Asset Value Per Unit (550,000 Units)	$86.06

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2013 is accurate and complete.

/s/ Howard Mah
Howard Mah
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612